Platform Product Solutions
Thomas Weihsmann
David Mayer

The Kaman Difference
Premium products by best-in-class suppliers
Highly qualified vendors
Value-added solutions
First in industry to offer
a comprehensive,
thoroughly-tested
and quantifiable plant
savings program

Best-in-Class Suppliers

Supply Chain and Logistics
• 257 Locations
• 5 Distribution Centers
• 2 million+ orders
 processed annually
• 99.98% shipping
 accuracy
• Logistics infrastructure
 provides high level of
 customer service
ERP will fully leverage common distribution
network across all product platforms

Custom Engineered Products

Adding Leading Brands in Multiple Technologies
PLCs, HMIs
Sensors & Signaling
Machine Safety
Hydraulics
Pneumatics
Fluid Connectors
Motion Control
Servos & Steppers
Linear Motion
Bearings
Power Transmission
Industrial Supplies

Automotive	Power Generation	Beverage
Oil & Gas	Food	Paper
Primary Metals	Mining	Fabricated Metals
Original Equipment Manufacturers (OEM)
Bearings &
Power
Transmission
Fluid
Power
Automation,
Control &
Energy
Cross-sell Opportunities by Industry

Bearings | Electrical
• Ball
• Mounted
• Roller • Sleeve • Taper

• Machinery • Fabricated Metals • Paper • Mining • Power Generation

Products
Industries
• Motors • Drives • Starters • Clutches & brakes • Signaling

• Food & Beverage • Fabricated Metals • Paper • Unit Handling • Air Handling

Products
Industries
Bearings range in size from millimeters to 10 feet or more in diameter and motors from sub-fractional to 25,000 horsepower

Power Transmission | Precision Mechanical
• Gearing
• Belt drives
• Chain drives • Couplings • Sheaves & bushings

• Machinery • Mining • Food & Beverage • Water & Wastewater
• Paper

Products
Industries
• Linear rail
• Actuators
• Precision stages • Ball screws
• Gear Motors
• Metals • Electronics • Transportation • Medical • Semiconductor

Products
Industries
Products run diverse applications ranging from steel
blast furnaces to pharmaceutical dosing equipment

Hydraulics | Pneumatics
• Air preparation
• Cylinders
• Motors • Valves
• Fluid control
• Food & Beverage • Machinery • Fabricated Metals • Paper • Cement
Products
Industries
• Cylinders
• Motors
• Pumps • Valves • Power units

• Machinery • Mining • Primary Metals • Forest Products • Mobile Equipment
Products
Industries
Fluid power products range in power from
pounds per square inch to tons of force

Automation l Motion Control
• Servo motors
• Servo drives
• Electrical actuators • Robotics • Integrated motors

• Packaging • Food & Beverage • OEM Machinery • Medical diagnostics • Printing
Products
Industries
• Sensors
• PLCs
• Machine Safety • HMIs • Controllers

• Electronics • OEM Machinery • Food & Beverage • Plastics • Printing
Products
Industries
Products provide wide range of controls and precise
positioning of machines down to sub-micron levels

Thank You! | Questions?